EXHIBIT 99.1

Marlin Business Services Corp. Reports First Quarter 2010 Results

First Quarter Highlights:

  Net Income of $1.2 million for the first quarter of 2010
  Increased sales force by 15 full time equivalents to 53
  30+ lease delinquencies improved 38 basis points in the first quarter of 2010 and improved 187 basis points from first quarter of 2009.
  Non-performing assets improved 59% from first quarter 2009
  Yield on new lease production of 15.32%
  Strong capital position, equity to assets leverage ratio of 28.2%
  Total risk-based capital of 34.61%

MOUNT LAUREL, N.J., May 6, 2010 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (Nasdaq:MRLN) today reported first quarter 2010 net income of $1.2 million, or $0.10 per diluted share, and net income on an adjusted basis of $1.3 million or $0.10 per share.

"Despite the headwinds of a weak economy, we're encouraged by the favorable performance trends in our business," says Daniel P. Dyer, Marlin's CEO. "In 2010, our priorities will focus on growth and investing in the sales side of the business as we serve the credit needs of small businesses across the U.S. In doing so, we will continue to operate with the same discipline that has allowed us to navigate successfully through the current economic downturn."

First quarter 2010 lease production was $23.6 million, based on initial equipment cost, up 18% from $20.0 million for the fourth quarter of 2009. Approval rates on lease originations improved to 46% for the first quarter of 2010, versus 44% for the fourth quarter of 2009. The average implicit yield on new lease production was 15.32% in the first quarter of 2010. Net interest and fee margin is 11.12% for the first quarter 2010 compared to 10.08% in first quarter 2009. The Company increased its sales force 39% in first quarter 2010 to 53 full time equivalents.

Credit trends continued to steadily improve. Highlights for the first quarter of 2010:

  Leases over 30 days delinquent are 38 basis points lower than fourth quarter 2009 and the lowest since second quarter 2007.  On a dollar basis 30+ delinquencies have decreased 20% from the fourth quarter of 2009.
  Leases over 60 days delinquent are 26 basis points lower than fourth quarter 2009 and the lowest since third quarter 2008. On a dollar basis 60+ delinquencies have decreased 24% from the fourth quarter of 2009.
  Non-performing assets of $3.4 million are 25% lower than fourth quarter 2009.
  Net lease charge-offs of $4.8 million were 11% lower than fourth quarter 2009 levels.
  Static pool credit losses and delinquency performance remain in line with expectations for 2008 and 2009 vintages.
  The provision for credit losses was $3.1 million for the quarter ended March 31, 2010, down from $5.7 million for the fourth quarter of 2009 and $8.7 million for the first quarter of 2009, due to improvements in the delinquency migration rates of the lease portfolio and the reduction of lease outstandings.
  The allowance as a percentage of total finance receivables stands at 2.50% as of March 31, 2010 compared to 2.71% as of December 31, 2009.

At March 31, 2010, the Company has outstanding $97.8 million of leases and loans funded through its banking subsidiary, Marlin Business Bank, and has $85.1 million in FDIC-insured deposits outstanding at an average borrowing rate of 3.02% with a weighted average term to maturity of 2.6 years. First quarter 2010 average deposits outstanding were $81.4 million at a weighted average interest rate of 3.09%.

In conjunction with this release, static pool loss statistics and vintage delinquency analysis have been updated as supplemental information on the investor relations section of our website at www.marlincorp.com.

Conference Call and Webcast

We will host a conference call on Friday May 7, 2010 at 9:00 a.m. ET to discuss our First Quarter 2010 results. If you wish to participate, please call 888-312-5414 approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be Webcast on the Investor Relations page of the Marlin Business Services Corp. website, www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 100 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of equipment leasing to small businesses. The Company's principal operating subsidiary, Marlin Leasing Corporation, finances over 100 equipment categories in a segment of the market generally referred to as "small-ticket" leasing (i.e. leasing transactions less than $250,000). The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

The Marlin Business Services Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4087

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2010	2009
	(Dollars in thousands, except per-share data)
	(Unaudited)
ASSETS
Cash and due from banks	$ 1,781	$ 1,372
Interest-earning deposits with banks	42,553	35,685
Total cash and cash equivalents	44,334	37,057
Restricted interest-earning deposits with banks (includes $63.1 million and $57.1 million, respectively, related to consolidated variable interest entities ("VIEs"))	65,521	63,400
Net investment in leases and loans (includes $273.1 million and $238.0 million, respectively, related to consolidated VIEs)	408,205	448,610
Property and equipment, net	2,305	2,431
Property tax receivables	5,866	1,135
Other assets	8,290	13,170
Total assets	$ 534,521	$ 565,803

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$ —	$ 62,541
Long-term borrowings (includes $249.1 million and $226.7 million, respectively, related to consolidated VIEs)	268,434	244,445
Deposits	85,135	80,288
Other liabilities:
Fair value of derivatives	1,208	2,408
Sales and property taxes payable	7,752	4,197
Accounts payable and accrued expenses	7,268	7,649
Net deferred income tax liability	14,206	16,037
Total liabilities	384,003	417,565

Commitments and contingencies

Stockholders' equity:
Common Stock, $0.01 par value; 75,000,000 shares authorized; 12,811,578 and 12,778,935 shares issued and outstanding, respectively	128	128
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Additional paid-in capital	85,691	84,674
Stock subscription receivable	(2)	(3)
Accumulated other comprehensive loss	(242)	(267)
Retained earnings	64,943	63,706
Total stockholders' equity	150,518	148,238
Total liabilities and stockholders' equity	$ 534,521	$ 565,803

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2010	2009
	(Dollars in thousands, except per-share data)

Interest income	$ 12,829	$ 19,072
Fee income	3,816	5,034
Interest and fee income	16,645	24,106
Interest expense	4,658	7,832
Net interest and fee income	11,987	16,274
Provision for credit losses	3,123	8,748
Net interest and fee income after provision for credit losses	8,864	7,526
Other income:
Insurance income	1,158	1,543
Loss on derivatives	(94)	(1,307)
Other income	288	407
Other income	1,352	643
Other expense:
Salaries and benefits	5,124	5,885
General and administrative	3,046	3,399
Financing related costs	147	255
Other expense	8,317	9,539
Income (loss) before income taxes	1,899	(1,370)
Income tax expense (benefit)	662	(491)
Net income (loss)	$ 1,237	$ (879)

Basic earnings (loss) per share	$ 0.10	$ (0.08)
Diluted earnings (loss) per share	$ 0.10	$ (0.08)

Weighted average shares used in computing basic earnings (loss) per share	12,778,463	11,677,264
Weighted average shares used in computing diluted earnings (loss) per share	12,833,643	11,677,264
MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Net Income on an Adjusted Basis Reconciliation to GAAP Results

	Three Months Ended March 31,
	2010	2009
	(Dollars in thousands)
	(Unaudited)

Net income (loss) as reported	$ 1,237	$ (879)

Deduct:
Loss on derivatives	(94)	(1,307)
Tax effect	37	516
Loss on derivatives, net of tax	(57)	(791)
Net Income on an Adjusted Basis	$ 1,294	$ (88)

Net Income on an Adjusted Basis is defined as net income excluding the loss on derivatives, net of tax. The Company believes that Net Income on an Adjusted Basis is a useful performance metric for management, investors and lenders, because it excludes the volatility resulting from derivatives activities subsequent to discontinuing hedge accounting in mid-2008.

SUPPLEMENTAL QUARTERLY DATA
(Dollars in thousands, except share amounts)
(Unaudited)

Quarter Ended:	3/31/2009	6/30/2009	9/30/2009	12/31/2009	3/31/2010

New Asset Production:
# of Sales Reps	58	33	34	38	53
# of Leases	3,811	1,831	1,916	2,205	2,476
Leased Equipment Volume	$36,280	$15,811	$16,813	$20,031	$23,636

Approval Percentage	41%	36%	38%	44%	46%

Average Monthly Sources	692	374	371	421	484

Implicit Yield on New Leases	14.40%	15.83%	15.62%	15.32%	15.32%

Net Interest and Fee Margin:
Interest Income Yield	11.82%	11.78%	11.84%	11.89%	11.90%
Fee Income Yield	3.12%	2.99%	3.25%	3.12%	3.54%
Interest and Fee Income Yield	14.94%	14.77%	15.09%	15.01%	15.44%
Cost of Funds	4.86%	5.08%	4.89%	4.73%	4.32%
Net Interest and Fee Margin	10.08%	9.69%	10.20%	10.28%	11.12%

Average Total Finance Receivables	$645,570	$586,608	$526,829	$474,326	$431,176
Average Net Investment in Leases	$634,314	$577,493	$519,791	$469,040	$427,416

End of Period Net Investment in Leases	$611,774	$547,892	$494,102	$444,583	$405,424
End of Period Loans	$9,160	$7,190	$5,454	$4,027	$2,781

Portfolio Asset Quality:

Total Finance Receivables
30+ Days Past Due Delinquencies	4.94%	4.53%	3.62%	3.46%	3.06%
30+ Days Past Due Delinquencies	$34,910	$28,493	$20,215	$17,297	$13,829

60+ Days Past Due Delinquencies	2.38%	2.32%	1.69%	1.67%	1.39%
60+ Days Past Due Delinquencies	$16,824	$14,579	$9,431	$8,334	$6,288

Leasing
30+ Days Past Due Delinquencies	4.87%	4.41%	3.55%	3.38%	3.00%
30+ Days Past Due Delinquencies	$33,895	$27,399	$19,583	$16,790	$13,470

60+ Days Past Due Delinquencies	2.34%	2.26%	1.65%	1.63%	1.37%
60+ Days Past Due Delinquencies	$16,281	$14,055	$9,103	$8,101	$6,135

Loans
30+ Days Past Due Delinquencies	10.04%	13.55%	10.47%	11.43%	11.75%
30+ Days Past Due Delinquencies	$1,015	$1,094	$632	$507	$359

60+ Days Past Due Delinquencies	5.37%	6.49%	5.43%	5.25%	5.01%
60+ Days Past Due Delinquencies	$543	$524	$328	$233	$153

Net Charge-offs - Leasing	$7,973	$7,593	$7,039	$5,469	$4,843
% on Average Net Investment in
Leases Annualized	5.03%	5.26%	5.42%	4.66%	4.53%

Net Charge-offs - Loans	$749	$531	$597	$327	$220
% on Average Loans Annualized	26.62%	23.30%	33.93%	25.17%	23.40%

Allowance for Credit Losses	$15,309	$13,978	$12,293	$12,193	$10,253
% of 60+ Delinquencies	91.00%	95.88%	130.35%	146.30%	163.06%

90+ Day Delinquencies (Non-earning total finance receivables)	$8,263	$7,650	$5,209	$4,557	$3,399
Balance Sheet:
Assets
Investment in Leases and Loans	$619,129	$554,712	$499,802	$450,595	$409,637
Initial Direct Costs and Fees	17,114	14,348	12,047	10,208	8,821
Reserve for Credit Losses	(15,309)	(13,978)	(12,293)	(12,193)	(10,253)
Net Investment in Leases and Loans	$620,934	$555,082	$499,556	$448,610	$408,205
Cash and Cash Equivalents	50,466	53,529	50,441	37,057	44,334
Restricted Cash	71,382	67,751	64,920	63,400	65,521
Other Assets	20,857	14,284	13,140	16,736	16,461
Total Assets	$763,639	$690,646	$628,057	$565,803	$534,521

Liabilities
Total Debt	$499,852	$426,203	$362,966	$306,986	$268,434
Deposits	74,853	77,305	80,060	80,288	85,135
Other Liabilities	43,278	40,477	37,573	30,291	30,434
Total Liabilities	$617,983	$543,985	$480,599	$417,565	$384,003

Stockholders' Equity
Common Stock	$126	$126	$126	$128	$128
Paid-in Capital, net	83,561	83,838	84,239	84,671	85,689
Other Comprehensive Income	178	(40)	(152)	(267)	(242)
Retained Earnings	61,791	62,737	63,245	63,706	64,943
Total Stockholders' Equity	$145,656	$146,661	$147,458	$148,238	$150,518

Total Liabilities and
Stockholders' Equity	$763,639	$690,646	$628,057	$565,803	$534,521

Capital and Leverage:
Tangible Equity	$145,656	$146,661	$147,458	$148,238	$150,518
Debt to Tangible Equity	3.95	3.43	3.00	2.61	2.35
Equity to Assets	19.07%	21.24%	23.48%	26.20%	28.16%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	19.19%	20.12%	22.31%	24.89%	27.69%
Tier 1 Risk-based Capital	21.48%	24.36%	27.16%	30.19%	33.35%
Total Risk-based Capital	22.74%	25.63%	28.43%	31.45%	34.61%

Expense Ratios:
Salaries and Benefits Expense	$5,885	$5,057	$4,051	$4,078	$5,124
Salaries and Benefits Expense
Annualized % of Avg. Fin. Recbl.	3.65%	3.45%	3.08%	3.44%	4.75%

Total personnel end of quarter	230	169	175	181	196

General and Administrative Expense	$3,399	$3,287	$3,076	$3,092	$3,046
General and Administrative Expense
Annualized % of Avg. Fin. Recbl.	2.11%	2.24%	2.34%	2.61%	2.83%

Efficiency Ratio	50.94%	52.39%	47.43%	52.01%	60.82%

Net Income:
Net Income (Loss)	($879)	$946	$508	$461	$1,237

Annualized Performance Measures:
Return on Average Assets	-0.45%	0.52%	0.31%	0.31%	0.90%
Return on Average Stockholders' Equity	-2.39%	2.58%	1.38%	1.25%	3.31%

Per Share Data:
Number of Shares - Basic	11,677,264	12,593,514	12,607,147	12,681,773	12,778,463
Basic Earnings (Loss) per Share	($0.08)	$0.08	$0.04	$0.04	$0.10

Number of Shares - Diluted	11,677,264	12,603,305	12,649,800	12,724,998	12,833,643
Diluted Earnings (Loss) per Share	($0.08)	$0.08	$0.04	$0.04	$0.10
Net investment in total finance receivables includes net investment in direct financing leases and loans.

CONTACT:  Marlin Business Services Corp.
          Lynne Wilson
          (888) 479-9111